UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

PREMIER PRODUCTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51232	85-3285491
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6303 Owensmouth, #1058

Woodland Hills, CA 91367

(Address of principal executive offices) (Zip Code)

818-798-1878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2021, Premier Products Group Inc. (the “Company”) and NPI Mobile, LLC entered into a Joint Venture Agreement to create a technology company called SmartRoad Turtle, LLC. Premier Products Group, Inc. will use a combination of cash and stock to finance the Company’s 49% interest in the Joint Venture. The remaining 51% interest will go to NPI Mobile, LLC, which will give Premier Products Group, Inc world wide exclusivity of its 21 patents in 32 countries.

SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

It has been brought to the Company’s attention’s that a Note Holder converted their note into the Company’s common stock without reporting properly to the SEC. Management feels that the amount of stock received by the Note Holder constitutes the Note Holder as an affiliate of the Company and therefore should have filed an SEC form 13d. As of February 22, 2021, the Noteholder has not filed a 13d form. The Company is investigating the merits of the information that was given and will convey the results of the information to the Shareholders.

Form 13d informs current and potential investors that the filer has control of 5% or more of the company’s stock and can only sell up to 1% of the then issued and outstanding shares every 90 days.

On February 16th, 2021 the company settled an agreement that dates back to 2015 over a dispute of a $75,000.00 transaction. The result of the dispute, which was adjudicated in favor of the Company, resulting in 50,000,000 shares being returned to the Company’s Treasury. The shares were booked to the Company’s Reserve Shares Account with the Transfer Agent until the dispute was settled.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Joint Venture Agreement

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 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER PRODUCTS GROUP, INC.

Date: February 23, 2021	By:	/s/ Tony Hicks
Tony Hicks
Chairman & CEO

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Exhibit No.	Description

10.1	Joint Venture Agreement

4